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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3, as amended, of our report dated April 16, 2001 relating to the consolidated statement of operations and financial statement schedule, which appears in Firstwave Technologies, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Atlanta, GA
June 9, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS